Amarantus BioScience Acquires Neurodegenerative

Diagnostic Intellectual Property Portfolio from

Power3 Medical Products

SUNNYVALE, Calif. – December 26, 2012 – Amarantus BioScience, Inc. (OTCQB: AMBS), a biotechnology company developing treatments and diagnostics for diseases associated with neurodegeneration and apoptosis, today announced the Company has purchased all of the intellectual property (IP) assets from Power3 Medical Products (OTCPK: PWRM). Power3 was in bankruptcy, giving Amarantus the ability to acquire all of Power3’s IP for the diagnosis of multiple neurodegenerative diseases and oncology for $40,000 USD.

With the acquisition of these assets, Amarantus added the following issued patents to its portfolio:

•	12/802,630 – Diagnosis of Parkinson’s Disease
•	13/118,175 – Assays for diagnosis and therapeutics…ALS and Parkinson’s Disease
•	12/069,807 – 47 Protein Biomarkers for Neurodegenerative Diseases
•	12/804,868 – Assays for Amyotrophic Lateral Sclerosis (ALS) and ALS-like disorders
•	13/153,669 – Diagnosis of Alzheimer’s Disease

As part of the transaction, Amarantus took ownership of 20 pending patent applications covering a variety of biomarkers and assays related to the treatment of various diseases including Parkinson’s, Alzheimer’s, and ALS, as well as patent applications related to Breast Cancer, neuromuscular disease and Chronic Myelogenous Leukemia (CML). The Company also acquired all of the data generated by Power3 while creating its IP portfolio. All of the disease states covered by the intellectual property acquired from Power3 are related to Programmed Cell Death (Apoptosis).

“The patents, patent applications and supporting data sets acquired as part of this as transaction are a tremendous addition to our intellectual property estate, and fit well into the overall diagnostics strategy Amarantus is pursuing to support our therapeutics programs,” said Gerald E. Commissiong, President and CEO of Amarantus. “We are now poised to advance our diagnostic pipeline for Parkinson’s disease and Alzheimer’s disease towards commercialization.”

In addition, Amarantus has retained the services of Dr. Essam Sheta, former CLIA Laboratory Director at Power3, to assist the Company in preparing the Phase 2 validation study required to gain Clinical Laboratory Improvement Amendments (CLIA) certification. Upon CLIA certification, the Company intends to begin the commercial sale of the NuroPro® Parkinson’s Disease Blood Test.

Earlier this year, Amarantus entered into an exclusive worldwide license agreement with Power3 for the Company’s NuroPro Blood Test as it relates to Parkinson’s disease diagnosis. With the acquisition of Power3’s IP, Amarantus now owns the patents underlying the license and has no further financial obligations to Power3.

About Amarantus BioScience, Inc.

Amarantus BioScience, Inc. is a development-stage biotechnology company founded in January 2008. The Company has a focus on developing certain biologics surrounding the intellectual property and proprietary technologies it owns to treat and/or diagnose Parkinson’s disease, Traumatic Brain Injury and other human diseases. The Company owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. The Company also is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. For further information please visit www.Amarantus.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus' new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

MEDIA CONTACTS

Amarantus Bioscience, Inc.

(408) 737-2734

pr@amarantus.com

Investor/Media Contact:

IR Sense, LLC

Remy Bernarda

415-203-6386

remy@irsense.com